Exhibit 99.1
Tronox Incorporated Reports Preliminary
2007 First-Quarter Earnings
     Oklahoma City, May 2, 2007 — Tronox Incorporated (NYSE: TRX, TRX.B) today reported preliminary results for the fiscal first quarter ended March 31, 2007.
     Tronox reported a loss from continuing operations for the 2007 first quarter of $9.0 million ($0.22 per diluted common share), compared with income from continuing operations in the 2006 first quarter of $23.6 million ($0.58 per diluted common share), which included $12.9 million after-tax income ($20.5 million pretax) related to a reimbursement from the United States for contribution to the costs of perchlorate remediation. The first quarter of 2007 was negatively impacted by lower sales volumes and pricing and reduced production rates that resulted in higher cost of sales.
     “The short-term slow down in North America’s housing industry and lower U.S. gross domestic product impacted titanium dioxide (TiO2) demand in the first quarter,” said Tom Adams, Tronox chairman and chief executive officer. “With a disciplined approach to maintaining market share and appropriate inventory levels, we reduced our pigment production to meet demand, which resulted in a higher cost per tonne sold.
     “In the near term, we are focused on driving baseline improvements that will allow us to capture opportunities to add value as demand increases,” said Adams. “I am pleased to report we are making meaningful progress in achieving our Project Cornerstone goals. In the first quarter, Cornerstone savings offset a majority of the European energy and process chemical cost increases.”
     Tronox has already achieved over 90% of its goal to reduce working capital a cumulative $35 million by the end of 2007 and expects to attain cumulative reductions in cash costs of approximately $36 million by year end. In addition, the company estimates land sales in 2007 will generate approximately $45 million (before taxes).

Outlook
     Tronox’s longer term outlook for the industry is positive. The company projects global titanium dioxide demand growth in 2007 will be in the range of 2.8% to 3.2% supported by strong growth in the Asia-Pacific region and solid market fundamentals in Europe. Although the weak housing market in North America and continued higher input costs will result in a challenging second quarter, the company remains optimistic that the housing industry will begin turning around midyear, resulting in an increase in titanium dioxide demand in North America.
     As part of Tronox’s long-term strategic plan to capture opportunities presented by its chloride technology expertise, efforts to monetize its only sulfate process TiO2 plant, which is located in Uerdingen, Germany, are moving forward. Numerous parties have indicated interest in the sale and indicative offers are expected soon. This sale will enable Tronox to focus resources and cash flow on the further growth of its chloride process TiO2 business, which includes the previously announced expansion of the Kwinana, Western Australia, pigment plant. This expansion, which is on schedule for completion by 2009, will increase the company’s production capacity to support the rapidly growing Asia-Pacific region.
     “Overall, I am pleased with our employees’ continued efforts to improve our business by focusing on the things we can control, which will position Tronox as a more competitive company moving forward,” said Adams.
Results of Operations
     Tronox reported a net loss for the 2007 first quarter of $9.4 million ($0.23 per share), compared with net income of $20.6 million ($0.50 per share) for the 2006 first quarter. The decrease in net income was primarily due to the 2006 first-quarter reimbursement from the United States for contribution to the costs of perchlorate remediation and reduced gross margins due to the impact of reduced production on costs per tonne.
     Net sales for the 2007 first quarter were $339.1 million, compared with $338.8 million in the prior-year period. The increase in sales was due to the favorable euro exchange rate offset in part by lower prices and a decline in both pigment and electrolytic/other chemical products volumes.

     Adjusted EBITDA was $39.1 million in the first quarter of 2007, compared with $62.8 million in the 2006 first quarter due to the increased cost of sales.

	Three Months Ended
	March 31,
(Millions of dollars, except per-share amounts)	2007	2006
Income (Loss) from Continuing Operations	$(9.0)	$23.6
Loss from Discontinued Operations	(0.4)	(3.0)

Net Income (Loss)	$(9.4)	$20.6

Diluted Earnings Per Share
Income (Loss) from Continuing Operations	$(0.22)	$0.58
Loss from Discontinued Operations	(0.01)	(0.08)

Net Income (Loss)	$(0.23)	$0.50

Adjusted EBITDA (1)	$39.1	$62.8

(1)	Adjusted EBITDA, which is used by management to measure performance, is a non-GAAP financial measure. Management believes that Adjusted EBITDA is useful to investors because it is used in the company’s debt instruments to determine compliance with financial covenants. It is included as a supplemental measure of the company’s operating performance because it eliminates items that have less bearing on operating performance and highlights trends in the core business that may not otherwise be apparent when relying solely on GAAP financial measures. In addition, Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to measures of the company’s financial performance as determined in accordance with GAAP, such as net income (loss). Because other companies may calculate Adjusted EBITDA differently, this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. A detailed reconciliation to the comparable GAAP financial measures can be found on page 10 of this news release and also can be found in the Investor Relations section of the company’s website at http://www.tronox.com/ir/ir_GAAP.htm.

Titanium Dioxide Pigment Results
     Pigment sales for the 2007 first quarter were $315.4 million, compared with $311.6 million in the prior-year period primarily due to an increase in the euro exchange rate offset in part by lower prices and a reduction in volumes due to lower demand in North America.
     First-quarter 2007 pigment production volumes, including 100% of the Tiwest Joint Venture, were 145,200 tonnes, compared with 150,800 tonnes in the first quarter of 2006. With adequate inventory levels for the peak season, Tronox decreased production during the first quarter of 2007 to meet its objective of maintaining inventory levels in line with market demands.
     Pigment operating profit in the first quarter of 2007 was $7.3 million, compared with $25.7 million for the 2006 first quarter. The decrease in operating profit was due primarily to decreased production which resulted in a higher cost per tonne and softness in North American demand.
Electrolytic and Other Chemical Products Results
     Electrolytic and other chemical products sales for the 2007 first quarter were $23.7 million, compared with $27.2 million in the 2006 period due to lower sales volumes.
     Electrolytic and other chemical products had an operating loss of $0.8 million in the 2007 first quarter, compared with an operating profit of $21.8 million in the first quarter of 2006. The 2006 first quarter included income of $20.5 million related to a reimbursement from the United States for contribution to the costs of perchlorate remediation.
Corporate and nonoperating sites
     Corporate and nonoperating sites recorded an operating loss of $4.5 million for the 2007 first quarter, compared with an operating loss of $2.5 million in the 2006 period. The increased loss was due primarily to business development costs incurred during the 2007 first quarter.

Debt and Cash Balances
     During the first quarter of 2007, Tronox reduced its term loan by $0.5 million, resulting in debt outstanding at March 31, 2007, of $548.6 million. Tronox used excess cash on hand to reduce its term loan debt by an additional $11.1 million in April 2007.
     At March 31, 2007, the company had cash and cash equivalents of $44.5 million and no amount outstanding under its $250 million revolving credit facility, resulting in net debt outstanding of $504.1 million.
Conference Call
     Tronox will hold a conference call today at 11 a.m. EDT to discuss its first-quarter 2007 financial and operating results and expectations for the future. The slide presentation for the conference call is available at http://www.tronox.com/ir/events/index.htm. Interested parties may listen to the call via Tronox’s website at www.tronox.com or by calling 1-800-299-0148 in the United States or 617-801-9711 outside the United States. The code for both dial-in numbers will be 96195377. A replay of the call will be available for 48 hours at 1-888-286-8010 in the United States or 617-801-6888 outside the United States. The code for the replay will be 19887987. The webcast will be archived for 30 days on the company’s website.
About Tronox
     Headquartered in Oklahoma City, Tronox is the world’s third-largest producer and marketer of titanium dioxide pigment, with an annual production capacity of 642,000 tonnes. Titanium dioxide pigment is an inorganic white pigment used in paint, coatings, plastics, paper and many other everyday products. The company’s five pigment plants, which are located in the United States, Australia, Germany and the Netherlands, supply high-performance products to approximately 1,100 customers in 100 countries. In addition, Tronox produces electrolytic products, including sodium chlorate, electrolytic manganese dioxide, boron trichloride, elemental boron and lithium manganese oxide. For information on Tronox, visit www.tronox.com.
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Forward-Looking Statements: Some information in this news release regarding the company’s or management’s intentions, beliefs or expectations, or that otherwise speak to future events, are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “budget,” “goal,” “plans,” “objective,” “outlook,” “should,” or similar words. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the market value of Tronox’s products, demand for consumer products for which Tronox’s businesses supply raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions in areas where Tronox operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors Section of Tronox’s Annual Report on Form 10-K and Form 10-Q, as filed with the U.S. Securities and Exchange Commission (SEC), and other SEC filings. Actual results and developments may differ materially from those expressed or implied in this news release. The company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. Investors are urged to consider closely the disclosures and risk factors in Tronox’s Annual Report on Form 10-K available on Tronox’s website, www.tronox.com. This also can be obtained from the SEC by calling 1-800-SEC-0330.

Media Contact:	Debbie Schramm
Direct: 405-775-5177
Cell: 405-830-6937
debbie.schramm@tronox.com

Investor Contact:	Robert Gibney
Direct: 405-775-5105
robert.gibney@tronox.com
07-10

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES
Preliminary and Unaudited

	First Quarter Ended
	March 31,
(Millions of dollars, except per-share amounts)	2007	2006
Consolidated Statements of Operations
Net sales	$339.1	$338.8
Cost of sales	301.3	276.0

Gross margin	37.8	62.8
Selling, general and administrative expenses	35.6	38.3
Provision for environmental remediation and restoration, net of reimbursements	0.2	(20.5)

	2.0	45.0
Interest and debt expense	(12.3)	(12.0)
Other income (expense)	1.7	4.4

Income (loss) from continuing operations before income taxes	(8.6)	37.4
Income tax provision	(0.4)	(13.8)

Income (loss) from continuing operations	(9.0)	23.6
Loss from discontinued operations, net of taxes	(0.4)	(3.0)

Net income (loss)	$(9.4)	$20.6

Income (loss) per common share
Basic -
Continuing operations	$(0.22)	$0.58
Discontinued operations	(0.01)	(0.07)

Net income (loss)	$(0.23)	$0.51

Diluted -
Continuing operations	$(0.22)	$0.58
Discontinued operations	(0.01)	(0.08)

Net income (loss)	$(0.23)	$0.50

Weighted average shares outstanding (thousands)
Basic	40,608	40,369
Diluted	40,608	40,917

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES
Preliminary and Unaudited

	First Quarter Ended
	March 31,
(Millions of dollars)	2007	2006
Segment Information
Net sales
Pigment	$315.4	$311.6
Electrolytic and other chemical products	23.7	27.2

Total	$339.1	$338.8

Operating profit (loss)
Pigment	$7.3	$25.7
Electrolytic and other chemical products	(0.8)	21.8

	6.5	47.5

Corporate and nonoperating sites	(4.5)	(2.5)

Total operating profit	2.0	45.0

Interest and debt expense	(12.3)	(12.0)
Other income (expense)	1.7	4.4
Income tax provision	(0.4)	(13.8)
Loss from discontinued operations, net of taxes	(0.4)	(3.0)

Net income (loss)	$(9.4)	$20.6

Other Income (Expense)
Net foreign currency transaction gain (loss)	$(0.3)	$4.3
Equity in net earnings of equity method investees	0.7	—
Interest income	0.8	0.7
Other income (expense)	0.5	(0.6)

Total	$1.7	$4.4

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES
Preliminary and Unaudited

	First Quarter Ended
	March 31,
(Volumes and capacity in thousands of tonnes)	2007	2006
Selected Information
Titanium Dioxide Operating Statistics
Production volumes
100% owned facilities	119.4	123.2
50% owned production — Tiwest joint venture	12.9	13.8

Total Tronox production	132.3	137.0
Product purchased from Tiwest joint venture partner	12.9	13.8

Total production available to be marketed by Tronox	145.2	150.8

Production capacity — period to date
100% owned facilities	131.1	126.7
50% owned production — Tiwest joint venture	13.6	13.6

Total Tronox production capacity	144.7	140.3
Production capacity of Tiwest joint venture partner	13.6	13.6

Total production capacity available to be marketed by Tronox	158.3	153.9

Percentage change in average TiO2
selling price in U.S. dollars
Q1, 2007 vs. Q4, 2006	flat

	At	At
	March 31,	December 31,
(Millions of dollars)	2007	2006
Selected Balance Sheet Information
Cash and cash equivalents	$44.5	76.6
Current assets	791.3	794.1
Total assets	1,813.0	1,823.4
Current liabilities	417.7	411.9
Long-term debt	533.9	534.1
Stockholders’ equity	425.0	437.3

Shares outstanding at period-end (thousands)	41,449	41,244

	First Quarter Ended
	March 31,
	2007	2006
Selected Cash Flow Information
Net cash flows from operating activities	$(14.9)	$14.4
Depreciation and amortization	27.9	24.5
Capital expenditures	14.3	21.8

TRONOX INCORPORATED AND SUBSIDIARY COMPANIES
Preliminary and Unaudited

	First Quarter Ended
	March 31,
(Millions of dollars)	2007	2006
Adjusted EBITDA
Net income (loss)	$(9.4)	$20.6
Interest and debt expense	12.3	12.0
Interest income (a)	(0.8)	(0.7)
Income tax provision	0.2	12.0
Depreciation and amortization expense	27.9	24.5

EBITDA	30.2	68.4

Loss from discontinued operations	0.6	4.8
Provision for environmental remediation and restoration, net of reimbursements	0.2	(20.5)
Noncash charges constituting:
One-time fees, costs and expenses related to separation from Kerr-McGee	—	1.6
Write-downs of property, plant and equipment and other assets	0.1	0.1
Other items (b)	8.0	8.4

Adjusted EBITDA	$39.1	$62.8

(a)	Included as a component of other income (expense) in the company’s consolidated statement of operations.

(b)	Includes noncash stock-based compensation, noncash pension and postretirement cost and accretion expense.
Adjusted EBITDA, which is used by management to measure performance, is a non-GAAP financial measure. Management believes that adjusted EBITDA is useful to investors because it is used in the company’s debt instruments to determine compliance with financial covenants. It is included as a supplemental measure of the company’s operating performance because it eliminates items that have less bearing on operating performance and highlights trends in the core business that may not otherwise be apparent when relying solely on GAAP financial measures. In addition, adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to measures of the company’s financial performance as determined in accordance with GAAP, such as net income (loss). Because other companies may calculate adjusted EBITDA differently, this presentation of adjusted EBITDA may not be comparable to other similarly titled measures of other companies.